UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2018

Generac Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34627	20-5654756
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

S45 W29290 Hwy. 59
Waukesha, Wisconsin	53189
(Address of principal executive offices)	(Zip Code)

(262) 544-4811

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Amendment of Term Loan

On June 8, 2018, Generac Power Systems, Inc. (the “Borrower”), a wholly owned subsidiary of Generac Holdings, Inc. (the “Company”), amended that certain Term Loan Credit Agreement dated as of February 9, 2012 (as amended and/or restated, supplemented, or otherwise modified from time to time, the “Term Loan Credit Agreement”), which amendment modified the pricing for the term loan thereunder (the “Term Loan”) by favorably reducing certain applicable margin rates, among other items. Previously, the Term Loan accrued interest at a per annum rate equal to LIBOR plus an applicable margin of 2.00%, and a LIBOR floor of 0.75%. Effective with this amendment, the Term Loan will accrue interest at a per annum rate equal to LIBOR plus an applicable margin of 1.75%, and a LIBOR floor of 0.75%. Concurrent with this amendment, the Borrower is also paying down $50.0 million on the existing balance of $929.0 million for a new outstanding balance of $879.0 million. The Term Loan amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Amendment and Restatement of ABL Revolving Credit Facility

On June 12, 2018, the Borrower entered into a Second Amended and Restated Credit Agreement (as amended and/or restated, supplemented, or otherwise modified from time to time, (the “ABL Credit Agreement”), among the Borrower, Generac Holdings UK Limited, as U.K. Borrower, certain domestic subsidiaries of the Borrower, Generac Acquisition Corp., the lenders party thereto, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., as syndication agent, and Wells Fargo Bank, National Association, as Documentation Agent.

The ABL Credit Agreement provides for a three-year extension of the maturity date in respect of the senior secured ABL revolving credit facility provided thereunder (the “ABL Facility”), as well as an increase in the size of the ABL Facility from $250.0 million to $300.0 million. Up to $50.0 million of the ABL Facility can be used by the U.K. Borrower for borrowings in U.S. Dollars, Euros, and/or Pound Sterling. Subject to the terms of the ABL Credit Agreement, the extended maturity date of the ABL Facility is June 12, 2023. The ABL Credit Agreement further provides for an increase in the Letter of Credit sublimit under the ABL Facility from $25.0 million to $75.0 million, and a favorable pricing reduction in certain applicable interest rates, among other items. Borrowings under the ABL Facility previously bore interest at a per annum rate based upon LIBOR plus an applicable margin of between 1.25% and 1.75%, but will now bear interest at a per annum rate based upon LIBOR plus an applicable margin of between 1.125% and 1.375%, in each case subject to adjustments based upon average availability under the ABL Facility.

The ABL Credit Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1

2018 Replacement Term Loan Amendment, dated as of June 8, 2018, to that certain Credit Agreement, dated as of February 9, 2012, as amended and restated as of May 30, 2012, as further amended and restated as of May 31, 2013, as amended by the First Amendment dated as of May 18, 2015, as amended by the Replacement Term Loan Amendment dated as of November 2, 2016, as amended by the Replacement Term Loan Amendment dated May 11, 2017, and as amended by the Replacement Term Loan Amendment dated December 8, 2017, among Generac Power Systems, Inc., Generac Acquisition Corp., the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and the other agents named therein.

10.2

Second Amended and Restated Credit Agreement, dated as of June 12, 2018, among Generac Power Systems, Inc., its Subsidiaries listed as Borrowers on the signature pages thereto, Generac Acquisition Corp., the lenders party thereto, Bank of America, N.A. as Administrative Agent, JPMorgan Chase Bank, N.A. as Syndication Agent, and Wells Fargo Bank, National Association as Documentation Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAC HOLDINGS INC.

/s/ Raj Kanuru
Name: Raj Kanuru
Date: June 13, 2018	Title: SVP, General Counsel & Secretary

EXHIBIT INDEX

10.1

2018 Replacement Term Loan Amendment, dated as of June 8, 2018, to that certain Credit Agreement, dated as of February 9, 2012, as amended and restated as of May 30, 2012, as further amended and restated as of May 31, 2013, as amended by the First Amendment dated as of May 18, 2015, as amended by the Replacement Term Loan Amendment dated as of November 2, 2016, as amended by the Replacement Term Loan Amendment dated May 11, 2017, and as amended by the Replacement Term Loan Amendment dated December 8, 2017, among Generac Power Systems, Inc., Generac Acquisition Corp., the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and the other agents named therein.

10.2

Second Amended and Restated Credit Agreement, dated as of June 12, 2018, among Generac Power Systems, Inc., its Subsidiaries listed as Borrowers on the signature pages thereto, Generac Acquisition Corp., the lenders party thereto, Bank of America, N.A. as Administrative Agent, JPMorgan Chase Bank, N.A. as Syndication Agent, and Wells Fargo Bank, National Association as Documentation Agent.

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